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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Member
TransMontaigne GP L.L.C.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-125209 and 333-148280) on Form S-8 of TransMontaigne Partners L.P. of our reports dated March 7, 2008, relating to the consolidated balance sheets of TransMontaigne Partners L.P. and subsidiaries as of December 31, 2007, 2006 and 2005, and the related consolidated statements of operations, partners' equity, and cash flows for the years ended December 31, 2007 and 2006, the six months ended December 31, 2005, and for the year ended June 30, 2005, and the related finanical statement schedule (Exhibit 99.1), and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Form 10-K of TransMontaigne Partners L.P.

                      KPMG LLP

Denver, Colorado
March 7, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm